                                      LEASE

     THIS LEASE entered into this 1st day of SEPTEMBER, 1995, by and between Robert S. Greer and Elvera A. Greer, as Co-Trustees, hereinafter referred to as "Lessor" and American Micro-Med Corporation, an Indiana Corporation, hereinafter referred to as "Lessee"; WITNESSETH:

     Lessor, in consideration of the rents to be paid by Lessee, and of the covenants and agreements hereinafter set forth to be mutually kept and performed by the parties hereto, does hereby grant, demise, lease and let, upon the terms and conditions hereinafter stated, unto the Lessee, its successors and assigns the following described premises known as 390 Waverly Road situated in the Town of Chesterton, County of Porter, State of Indiana, to-wit:

               A parcel of land in Government Lot 2 in the Northwest one quarter of Section 26, Township 37 North Range 6 West of the Second Principal Meridian, Porter County, Indiana, lying North of the right of way of the Pere Marquette Railroad Company, more particularly described as commencing at an iron rail monument marking the intersection of the West line of Section 36 and the Indian Boundary Line, thence South 00(degree) 04' 55' East along the West section line 466.50 feet, thence North 89(degree); 5' 35" East parallel with the Indian Boundary Line 30.00 feet to an iron rod, being the POINT OF BEGINNING, thence North 89(degree) 25' 35" East parallel with the Indian Boundary Line
          246.86 feet to an iron rod, thence South 00(degree) 21' 58" East
          178.61 feet to an iron rod, thence South 80(degree) 08' 21" West parallel with the railroad 251.39 feet to an iron rod, thence North 00(degree) 04' 55" West parallel with the West section line 219.19 feet to the Point of Beginning. Containing 1.129 acres and subject to all legal highways and easements (see also Exhibit "A" attached and made a part hereof)

together with the improvements and appurtenances thereunto belonging or appertaining (hereinafter referred to as the "leased premises"), including the right of ingress and egress thereto and therefrom at all times.


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                                       II.

     The term of this lease shall be from the 1st day of September, 1995, to and including the 31st day of August, 2000, unless sooner terminated as hereinafter provided or extended by exercise of the option to renew described in Paragraph IV.

                                      III.

     Lessee agrees and covenants to pay to the Lessor at Centier Bank, N.A., 109 Broadway, Chesterton, Indiana, the following rent, to-wit:

          First Year  -       September 1, 1995 to August 31, 1996 rents to be
                              $2,400.00 monthly or $28,800.00 yearly.

          Second Year -       September 1, 1996 to August 31, 1997, rents to be
                              $2,600.00 monthly or $31,200.00 yearly.

          Third Year  -       September 1, 1997 to August 31, 1998 rents to be
                              $2,800.00 per month or $33,600.00 yearly.

          Fourth Year -       September 1, 1998 to August 31, 1999 rents to be
                              $3,000.00 monthly or $36,000.00 yearly.

          Fifth Year  -       September 1, 1999 to August 31, 2000 rents to be
                              $3,200.00 monthly or $38,400.00 yearly.

     Lessee further agrees to pay said rent in equal monthly payments in advance on the first day of each month, in each of said years. Said payments to be made to Centier Bank for deposit in account no. 722786 or at such other place as the Lessor shall direct.

                                       IV.

     In the event, in the sole judgment of Lessee, the leased premises shall be rendered untenantable by fire, explosion or other casualty, Lessor may at their option terminate this lease or restore said lease premises to its original condition. Provided, however, that if Lessor fails to or is unable to restore said premises to its original undamaged condition within one hundred


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twenty (120) days following such casualty loss, then Lessee may at its option terminate this lease or extend the period within which Lessor is to restore the premises to its undamaged condition. Lessee shall not be responsible for any rental payments during the time the leased premises are untenantable and any rent paid in advance for a period of time during which the leased premises are untenantable shall be promptly refunded to Lessee or otherwise credited against future rental obligations in the event the leased premises are repaired and this lease continued. In the event the leased premises are partially damaged by fire, explosion or other casualty so that, in the sole judgment of the Lessee, a portion thereof is rendered untenantable, then Lessor shall promptly restore the leased premises to its original undamaged condition and the rent shall be reduced on a prorata basis until the damaged portion of the leased premises is restored to its original undamaged condition. If Lessor fails to restore the portion of the leased premises which are rendered untenantable to its original undamaged condition within a period of 90 days from the date of such casualty loss, then Lessee shall have the option of terminating this lease, or completing the repairs and deducting the cost thereof for future rental obligations, or extending the period of time within which the Lessor may complete the repairs necessary to restore the leased premises to its original undamaged condition.

                                       V.

     Lessee shall upon termination of this lease, surrender up said leased premises in good order and condition, reasonable use and ordinary wear and tear excepted. It is understood that the Lessee will paint all interior walls within 60 days prior to the time the Lessee surrenders up the premises.


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     Lessee herewith deposits with the Lessor a security deposit of $2,400.00 to ensure that the premises are returned to the Lessor as provided herein. The Lessor may use any part or all of said deposit to complete the Lessees obligation upon termination. Unused sums shall be returned to Lessee. This clause shall not restrict or in any way limit the Lessor from collecting damages which may exceed the security deposit.

                                       VI.

     Lessee shall have the right, at its own expense, to do all decorating, repair or maintenance inside the leased premises which Lessee, at its option, shall decide is necessary, including but not limited to the right and privilege of installing and removing removable type partitions, panels and counters from time to time as Lessee may consider to be necessary or convenient in its use of said leased premises. Upon termination of this lease, any and all such removable type partitions, panels and counters installed by Lessee then remaining in said leased premises, all of which are hereby agreed to be personal property of Lessee, may be removed by Lessee, provided that such removal does not materially affect or injure the leased premises.

                                      VII.

     Lessee is also granted the right and privilege to make such alterations and changes in such parts of the leased premises as it finds necessary for its purposes, providing that such alterations will not injure the leased premises. Said alterations and changes may include, but are not limited to, the rearranging, installation and removal of partitions other than those partitions specified in Paragraph VI herein. Such alterations and changes when made shall become a part of the leased premises ant shall become the property of the Lessor at the expiration of this lease.


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                                      VIII.

     Lessee is granted the right and privilege of installing at its own expense any and all heating and air conditioning equipment with all necessary appurtenances thereto which Lessee may desire to install in the leased premises, including but not limited to, an air-cooled condenser, wiring, plumbing, air ducts, and other appurtenances reasonably necessary in connection therewith. Upon termination of the occupancy of said leased premises by Lessee, any such equipment so installed by Lessee shall become the property of the Lessor and shall not be removed by the Lessee.

                                       IX.

     It is further covenanted and agreed between the parties hereto, that the Lessee shall have the right at its sole expense at all times, during the term of this lease, to erect, maintain and operate a sign in front of the building of which the leased premises form a part and Lessee shall have the right at its expense from time to time to remove such sign and erect, maintain and operate a new or different sign.

                                       X.

     Lessor shall at their sole expense, maintain the exterior of said leased premises and keep the same in good order and repair during the terms of this lease. Said exterior portion shall include, but not be limited to, the roof, paved portion of the parking lot, stoned area, and the perimeter fence on the leased premises.


                                        5


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                                       XI.

     The Lessee shall keep the interior of the premises in as good a condition and repair as the premises were in when first occupied, ordinary wear and tear, damage by fire, the elements, casualty, or the Lessor's negligence excepted.

     Lessee shall be responsible for the normal maintenance and repair of the building equipment, the plumbing, heating, lighting, electrical equipment, ventilating, and air-conditioning equipment; provided, however, that Lessor shall be responsible for replacement of all such building equipment if complete replacement becomes necessary. Lessee shall promptly pay all sewer, water, and other utility charges on the premises during the term of this lease.

                                      XII.

     Lessee shall have the unrestricted use of the parking area on the leased premises for its employees and customers and shall maintain said parking area on the leased premises and keep the same in good order during the term of this lease. Lessee shall be responsible for picking up loose trash, leaf raking and general clean-up of the leased premises to and including keeping the grass mowed on the north side of the building, spraying or cutting the weeds on either side of the fence and on the north side of the building not less often then monthly from May 1st to October 31st of each year.

                                      XIII.

     In the event Lessor shall receive a bona fide offer to purchase the leased premises during the term of this lease, which is satisfactory to Lessor, Lessor agrees to give Lessee the first option of purchasing the leased premises at the price of the offer so made. Lessor shall give notice of such offer to Lessee by registered mail directed to the Lessee at the leased premises,


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



requiring the Lessee to accept such offer in writing within ten (10) days after the mailing of such notice. If Lessee shall fail to accept such offer within ten
(10) days, then and in that event, the option to purchase granted to Lessee in this Article XIII shall thereupon expire and the Lessor shall be at liberty to sell the leased premises to the person, firm or corporation making the original offer. Such sale shall be subject to this lease and all the terms, covenants and conditions of such lease.

                                      XIV.

     Lessor agrees to warrant and defend the title to the leased premises and so long as Lessee is not in default, guarantee Lessee's right to peaceably and quietly hold, enjoy, and occupy the leased premises during the lease term without any hindrance, interruption, ejection, or molestation by Lessor or by any other person or persons whomever.

                                       XV.

     Lessor shall pay, satisfy and discharge, as they become due, mortgages, liens and taxes which may exist or be payable for, on, against, or in respect to said leased premises, or any part thereof, during the term of this lease, and upon Lessor's failure to do so, Lessee may at its option, but without any duty to do so, pay, redeem, satisfy, or discharge any such mortgage, lien, or tax and may retain and apply the rents accruing hereunder toward reimbursement of such expense. The Lessee shall pay and discharge any special assessment to the extent that it is due and payable during the term of this lease.

                                      XVI.

     All covenants, promises, representations and agreements herein contained shall be binding upon, apply and inure to the benefit of the successors and assigns of the Lessor and Lessee.


                                        7


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     IN WITNESS WHEREOF, the parties hereto have duly executed this lease this
1st day of September, 1995.


                                        AMERICAN MICRO-MED CORPORATION By:


                                        By:  /s/ David C. Utz, Jr.
                                             ----------------------------
                                             David C. Utz, Jr., President

ATTEST:



/s/ Julie A Utz
---------------------
          Secretary                               LESSEE




                                        /s/ Robert S. Greer
                                        --------------------------------
                                        Robert S. Greer, Trustee



                                        /s/ Elvera A. Greer
                                        --------------------------------
                                        Elvera A. Greer, Trustee


                                                       LESSOR


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



STATE OF INDIANA
                    SS:
COUNTY OF PORTER

     Be it remembered that on the 6 day of September, 1995, before me a Notary Public in and for the County and State aforesaid, personally appeared David C. Utz, Jr., President, and Julie A. Utz, Secretary, respectively, of American Micro-Med Corporation, an Indiana Corporation, and each acknowledged the execution of the above and foregoing instrument on behalf of said corporation as the voluntary act and deed of said corporation and of said officials for said corporation, for the uses and purposes set forth.

     WITNESS my hand and notarial seal.



                                        /s/ Christine M. Heinold
                                        ------------------------------------
                                        Christine M. Heinold, Notary Public

My commission expires: 3-29-99
                      -----------
County of residence: Porter
                     ------------

STATE OF INDIANA
                    SS:
COUNTY OF PORTER

     Be it remembered that on this 5th day of September, 1995, before me a Notary Public in and for the County and State aforesaid, personally appeared Elvera A. Greer, and acknowledged the execution of the above and foregoing instrument as their voluntary act and deed for the uses ant purposes set forth.

     WITNESS my hand and notarial seal the day and year first above written



                                        /s/ Linda D. Miller
                                        ------------------------------
                                        Linda D. Miller, Notary Public

My commission expires: June 10,1996
County of residence: Porter

This instrument prepared by Michael C. Harris, Attorney, 107 Broadway, Chesterton, Indiana 46304.


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                                     MAP OF

                        ACKERMAN'S CORNER GONDERING LOTS



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